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PricewaterhouseCoopers LLP
750 B Street, Suite 2900
San Diego CA 93101-8122
Telephone (619) 744 8000

August 4, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by ImageWare Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated July 29, 2003.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

CLS:aye

Attachment: as stated above